EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-106146 and 333-109523 on Form S-3 and Nos. 333-106148, 333-106479, 333-124289, 333-132858, 333-142298, 333-159236, 333-165875, 333-167785, 333-173328, 333-177678, 333-180589, 333-180593 and 333-183122 on Form S-8 of Mindspeed Technologies, Inc. of our report dated December 10, 2012, relating to the consolidated financial statements and financial statement schedule of Mindspeed Technologies, Inc. and the effectiveness of Mindspeed Technologies, Inc.’s internal control over financial reporting, (which report expressed an unqualified opinion and included an explanatory paragraph regarding the retrospective adjustment to the consolidated financial statements for the adoption of Accounting Standards Codification Subtopic 470-20, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement)) appearing in this Annual Report on Form 10-K of Mindspeed Technologies, Inc. for the year ended September 28, 2012.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, CA

December 11, 2012